Exhibit 10.24

INDEMNIFICATION AGREEMENT
This Indemnification Agreement (“Agreement”) by and between Inovalon Holdings, Inc. (“Inovalon”) and June D. Duchesne (“Indemnitee”) is entered into as of January 1, 2018 (the “Effective Date”).
Recitals

A.	Inovalon believes it is essential to retain and attract qualified directors and officers.

B.
Indemnitee has agreed to serve, or to continue to serve, as a member of the Inovalon Board of Directors (“Board”), a director of an Inovalon affiliate, or an officer of Inovalon or an affiliate of Inovalon.

C.	Both Inovalon and Indemnitee recognize the increased risk of litigation and other claims being asserted against directors and officers of public companies.

D.
Inovalon’s Amended and Restated Certificate of Incorporation, as amended (the “Certificate”), allows, and Inovalon’s Amended and Restated Bylaws (the “Bylaws”) require, Inovalon to indemnify and advance expenses to its directors and officers to the extent permitted by Delaware General Corporation Law, as amended (the “Code”).

E.	Indemnitee, in agreeing to serve or continue to serve, as a director or an officer of Inovalon is in part doing so in reliance on the indemnification provisions of the Certificate and Bylaws.

F.
In recognition of Indemnitee’s need for (1) substantial protection against personal liability based on Indemnitee’s reliance on the Certificate of Incorporation, the Bylaws and the rights afforded under this Agreement, and (2) an inducement to provide effective services to Inovalon or an affiliate of Inovalon as a director or officer, Inovalon wishes to provide for the indemnification of Indemnitee and to advance expenses to Indemnitee to the fullest extent permitted by law, subject to certain exceptions contained in this Agreement, and, to the extent insurance is maintained by Inovalon, to provide for the continued coverage of Indemnitee under Inovalon’s directors’ and officers’ liability insurance policies.

Agreement
NOW, THEREFORE, in consideration of the mutual covenants and promises contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is acknowledged, the parties, intending to be legally bound, agree as follows:

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1.CERTAIN DEFINITIONS.

1.1.	“Change in Control” means the occurrence of any of the following events:

(a)
Any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the “Act”)) becomes the “beneficial owner” (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of Inovalon representing more than 20% of the total voting power represented by Inovalon’s then outstanding Voting Securities, other than:

(i)	a trustee or other fiduciary holding securities under an employee benefit plan of Inovalon;

(ii)	a corporation owned directly or indirectly by the stockholders of Inovalon in substantially the same proportions as their ownership of stock of Inovalon; or

(iii)
any current beneficial stockholder or group, as defined by Rule 13d-5 of the Exchange Act, including the heirs, assigns and successors thereof, that, as of the Effective Date, is the beneficial owner, within the meaning of Rule 13d‑3 of the Exchange Act, of securities possessing more than 20% of the total combined voting power of Inovalon’s outstanding securities.

(b)
There is (1) a sale of all or substantially all assets of Inovalon or (2) a merger, consolidation or similar transaction involving (directly or indirectly) Inovalon if, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of Inovalon immediately prior thereto do not own, directly or indirectly, either (A) outstanding Voting Securities representing more than 50% of the combined outstanding voting power of the surviving entity in such merger, consolidation or similar transaction or (B) more than 50% of the combined outstanding voting power of the parent of the surviving entity in such merger, consolidation or similar transaction.

1.2.
“Expenses” will be broadly construed and will include, without limitation, all direct and indirect costs of any type or nature whatsoever (including, without limitation, judgments, fines or penalties and all attorneys’, witness, or other professional fees and related disbursements, and other out-of-pocket costs of whatever nature), actually and reasonably incurred by Indemnitee in connection with the investigation, defense or appeal of a Proceeding, participation in a Proceeding as a witness or establishing or enforcing a right to indemnification under this Agreement, the Code or otherwise, and amounts paid in settlement by or on behalf of Indemnitee, but will not include any judgments, fines or penalties actually levied against Indemnitee for such individual’s violations of law.

1.3.
“Independent Legal Counsel” means an attorney or firm of attorneys, selected in accordance with the provisions of Section 5, who have not otherwise performed services for Inovalon (or for any entity that as of the time of selection of the attorney or firm of attorneys is controlled by, controlling or under common control with Inovalon) or Indemnitee within the last three years (other than with respect to matters concerning the

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rights of Indemnitee under this Agreement, or of other indemnitees under similar indemnity agreements).

1.4.
“Proceeding” means and includes, without limitation, any threatened, pending, or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing, whether brought in the right of or by Inovalon or otherwise and whether of a civil, criminal, administrative or investigative nature, and whether formal or informal in any case, in which Indemnitee was, is or will be involved as a party or otherwise by reason of the fact that:

(a)	Indemnitee is or was a director, officer, employee or agent of Inovalon;

(b)	Indemnitee took an action while acting as director, officer, employee or agent of Inovalon; or

(c)
Indemnitee is or was serving at the request of Inovalon as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, including as a deemed fiduciary thereto, and in any such case described above, whether or not serving in any such capacity at the time any Expense is incurred for which indemnification, reimbursement, or advancement of Expenses may be provided under this Agreement.

For the avoidance of doubt, an action by Indemnitee to enforce Indemnitee’s rights to indemnification under this Agreement will be a “Proceeding” for purposes of this Agreement.

1.5.	“Voting Securities” means any securities of Inovalon which vote generally in the election of directors.
2.    SERVICES TO INOVALON.
Indemnitee will serve, at the will of Inovalon or under separate contract, if any such contract exists, as a director or officer of Inovalon or of an affiliate of Inovalon (including, but not limited to, any employee benefit plan of Inovalon) faithfully and to the best of Indemnitee’s ability so long as Indemnitee: (a) remains an officer or director of Inovalon or an affiliate of Inovalon; and (b) if an employee of Inovalon or an affiliate of Inovalon, remains employed by Inovalon or such affiliate. Indemnitee may at any time and for any reason resign from such position (subject to any contractual obligation that Indemnitee may be subject to apart from this Agreement), and Inovalon or any affiliate of Inovalon will have no obligation under this Agreement to continue Indemnitee in any such position.
3.    INDEMNITY OF INDEMNITEE.
Inovalon will hold harmless and indemnify Indemnitee to the fullest extent authorized or permitted by the Code, as the same may be amended from time to time (but only to the extent that such amendment permits Inovalon to provide broader indemnification rights than the Bylaws, the Certificate or the Code permitted prior to adoption of such amendment). These obligations and the other obligations of Inovalon in this Agreement apply regardless of whether the conduct giving rise

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to the obligations occurred before or occur after the date this Agreement is executed. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee has been successful on the merits or otherwise in defense of any Proceeding relating in whole or in part to an Indemnifiable Event or in defense of any issue or matter therein, Indemnitee will be indemnified against all Expenses incurred in connection therewith. For these purposes, Indemnitee will be deemed to have been “successful on the merits” upon termination of any Proceeding or of any claim, issue or matter therein, by the winning of a motion to dismiss (with or without prejudice), motion for summary judgment, or settlement (with or without court approval).
4.    PARTIAL INDEMNIFICATION.
Indemnitee will be entitled under this Agreement to indemnification by Inovalon for a portion of the Expenses that Indemnitee becomes legally obligated to pay in connection with any Proceeding even if not entitled hereunder to indemnification for the total amount thereof, and Inovalon will indemnify Indemnitee for the portion thereof to which Indemnitee is entitled.
5.    DETERMINATION OF ENTITLEMENT; CHANGE IN CONTROL.

(a)
If there is a Change in Control of Inovalon then, with respect to all matters thereafter arising concerning the rights of Indemnitee to indemnification (including, but not limited to, any right to advancement of Expenses) under this Agreement, any other agreement with Inovalon providing for indemnification, the Certificate, Bylaws and applicable law (collectively, the “Indemnification Provisions”) as now or hereafter in effect, Independent Legal Counsel may be selected by Indemnitee and approved by Inovalon (which approval will not be unreasonably withheld or delayed). Such Independent Legal Counsel will render its written opinion within 90 days to Inovalon and Indemnitee as to whether and to what extent Indemnitee would be permitted to be indemnified under the Indemnification Provisions before and after the completion of the Change in Control and such opinion will be binding upon Inovalon and Indemnitee. Inovalon will pay the reasonable fees and expenses of the Independent Legal Counsel referred to above and will fully indemnify such counsel against any and all Expenses arising out of or relating to this Agreement or its engagement under this Agreement.

(b)
In making any determination concerning Indemnitee’s right to indemnification, there will be a presumption that Indemnitee has satisfied the applicable standard of conduct, and Inovalon may overcome such presumption only by its adducing clear and convincing evidence to the contrary. Any determination by Inovalon (including without limitation by its directors or its stockholders) concerning Indemnitee’s right to indemnification that is adverse to Indemnitee may be challenged by Indemnitee in the Court of Chancery of the State of Delaware. No determination by Inovalon (including without limitation by its directors or its stockholders) that Indemnitee has not satisfied any applicable standard of conduct will be a defense to any Claim by Indemnitee for indemnification or reimbursement or advance payment of Expenses by Inovalon hereunder or create a presumption that Indemnitee has not met any applicable standard of conduct.

(c) If the person or persons so empowered to make a determination under Section 5(b) fail to make the requested determination within ninety (90) days after any judgment, order,

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settlement, dismissal, arbitration award, conviction, acceptance of a plea of nolo contendere or its equivalent, or other disposition or partial disposition of any Proceeding or any other event that could enable Inovalon to determine Indemnitee’s entitlement to indemnification, the requisite determination that Indemnitee is entitled to indemnification will be deemed to have been made.

6.    NOTIFICATION AND DEFENSE OF CLAIM.
As promptly as practicable, but in any event not later than thirty (30) days after receipt by Indemnitee of notice of the commencement of any Proceeding, Indemnitee will, if a claim in respect thereof is to be made against Inovalon under this Agreement, notify Inovalon of the commencement thereof, provided that the failure so to notify Inovalon will not relieve Inovalon from any liability which it may have to Indemnitee under this Agreement or otherwise. With respect to any such Proceeding as to which Indemnitee notifies Inovalon of the commencement thereof:

(a)	Inovalon will be entitled to participate in the Proceeding at its own expense;

(b)
except as otherwise provided below, Inovalon may, at its option and jointly with any other indemnifying party similarly notified and electing to assume such defense, assume the defense thereof, with counsel reasonably satisfactory to Indemnitee. After notice from Inovalon to Indemnitee of its election to assume the defense thereof, Inovalon will not be liable to Indemnitee under this Agreement for any Expenses subsequently incurred by Indemnitee in connection with the defense thereof except for reasonable costs of investigation or otherwise as provided below. Indemnitee will have the right to employ separate counsel in such Proceeding but the Expenses of such counsel incurred after notice from Inovalon of its assumption of the defense thereof will be at the expense of Indemnitee; provided, however, that the Expenses of Indemnitee’s separate counsel will be borne by Inovalon if (i) the employment of separate counsel by Indemnitee has been authorized by Inovalon and Inovalon has agreed in writing to bear such Expenses, (ii) Indemnitee reasonably will have concluded that there may be a conflict of interest between Inovalon and Indemnitee in the conduct of the defense of such Proceeding, or (iii) Inovalon in fact will not have employed counsel to assume the defense of such Proceeding or will at any time have ceased to actively pursue the defense thereof. Inovalon will not be entitled to assume the defense of any Proceeding brought by or on behalf of Inovalon or as to which Indemnitee will have made the conclusion provided for in clause (ii) above; and

(c)
Inovalon will not be liable to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any Proceeding effected without its written consent, which will not be unreasonably withheld or delayed. Inovalon will be permitted to settle any Proceeding except that it will not settle any Proceeding in any manner that would impose any penalty or limitation on Indemnitee without Indemnitee’s written consent, which may be given or withheld in Indemnitee’s sole discretion.

7.    EXPENSES.
Promptly following a request by Indemnitee for the advancement of Expenses, Inovalon will advance, prior to the final disposition of any Proceeding, all Expenses incurred by Indemnitee in

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connection with such Proceeding (through the final disposition of any such Proceeding from which all rights of appeal have either been exhausted or have lapsed) Indemnitee will qualify for advances upon the execution and delivery to Inovalon of this Agreement, which will constitute an undertaking providing that Indemnitee undertakes to the fullest extent permitted by law to repay the advance (without interest) if and to the extent that Indemnitee is ultimately determined by a court of competent jurisdiction in a final judgment, not subject to appeal, that Indemnitee is not entitled to be indemnified by Inovalon. No other form of undertaking will be required other than the execution of this Agreement. Any advances and undertakings to repay under this Section will be unsecured and interest free. Prior to an ultimate determination by a court of competent jurisdiction in a final judgment, not subject to appeal, that Indemnitee is not entitled to be indemnified by Inovalon, Inovalon may not refuse to advance Expenses to Indemnitee under this Agreement on the grounds that Indemnitee has not satisfied any applicable standard of conduct or is not ultimately entitled to be indemnified, held harmless or exonerated under the other provisions of this Agreement. Advances will be made without regard to Indemnitee’s ability to repay. Such advances are intended to be an obligation of Inovalon to Indemnitee hereunder and will in no event be deemed to be a personal loan. Without limiting the generality or effect of the foregoing, within thirty days after any request by Indemnitee, Inovalon will, in accordance with such request (but without duplication), (a) pay such Expenses on behalf of Indemnitee, (b) advance to Indemnitee funds in an amount sufficient to pay such Expenses, or (c) reimburse Indemnitee for such Expenses.

8.    ENFORCEMENT.

Any right to indemnification or advances granted by this Agreement to Indemnitee will be enforceable by or on behalf of Indemnitee in any court of competent jurisdiction if (a) the claim for indemnification or advances is denied, in whole or in part, or (b) no disposition of such claim is made within ninety (90) days of request therefor. Indemnitee, in such enforcement action, if successful in whole or in part, also will be entitled to be paid the Expense of prosecuting Indemnitee’s claim. Neither the failure of Inovalon (including its Board of Directors or its stockholders) to have made a determination prior to the commencement of such enforcement action that indemnification of Indemnitee is proper in the circumstances, nor an actual determination by Inovalon (including its Board of Directors or its stockholders) that such indemnification is improper will be a defense to the action or create a presumption that Indemnitee is not entitled to indemnification under this Agreement or otherwise.
9.    INSURANCE.

(a)
Unless otherwise approved by the Board of Directors prior to a Change in Control, Inovalon will obtain and maintain during the term of this Agreement directors’ and officers’ liability insurance (“D&O Insurance”) with respect to which Indemnitee will be named as an insured. Notwithstanding any other provision of this Agreement, Inovalon will not be obligated to indemnify Indemnitee for Expenses that have been previously paid directly to Indemnitee by D&O Insurance; but payment made to Indemnitee under an insurance policy purchased and maintained by Indemnitee at Indemnitee’s own expense of any amounts otherwise indemnifiable or obligated to be made under this Agreement will not reduce Inovalon’s obligations to Indemnitee under this Agreement, except to the extent of the amounts actually recovered by the Indemnitee from the personal insurance policy that the Indemnitee does not otherwise repay or reimburse on the terms of such insurance policy. If Inovalon has

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D&O Insurance in effect at the time Inovalon receives from Indemnitee any notice of the commencement of a Proceeding, Inovalon will give prompt notice of the commencement of such Proceeding to the insurers in accordance with the procedures set forth in the policy. Inovalon will thereafter take all reasonably necessary action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such policy.

(b)
In the event that (i) the D&O Insurance policy is renewed but the renewed policy does not provide for prior act’s coverage, (ii) Inovalon obtains a new D&O Insurance policy for any period following the termination of the prior D&O Insurance, and such new D&O Insurance policy does not provide for prior act’s coverage, or (iii) Inovalon does not renew the D&O Insurance policy or obtain a new D&O Insurance policy following the termination of a D&O Insurance policy, then unless otherwise determined by the Board of Directors, Inovalon will add to the D&O Insurance policy or the applicable successor D&O Insurance policy a run-off endorsement (the “Endorsement”) on the existing D&O Insurance policy (and in the case of (iii) above, do so prior to the termination of the existing D&O Insurance policy if necessary) or the applicable successor D&O Insurance policy subject to the same terms and conditions in all material respects. Unless otherwise approved by the Board of Directors prior to the date on which the Endorsement is obtained, the Endorsement will be non-cancelable and will provide for at least a six-year extended coverage period for any and all claims covered under the D&O Insurance policy. Inovalon will pay all premiums, commissions and other costs or charges incurred in obtaining the Endorsement.

(c)
In the event of a Change of Control (other than, at the discretion of a majority of the Board) or Inovalon’s becoming insolvent, Inovalon will maintain in force any and all insurance policies then maintained by Inovalon in providing insurance--directors’ and officers’ liability, fiduciary, employment practices or otherwise--in respect of the individual directors and officers of Inovalon and its affiliates, or will replace all such policies with insurance coverage substantially comparable in scope and amount as the expiring policies, in each case for a fixed period of six years thereafter.

10.    SUBROGATION.
In the event of payment under this Agreement, Inovalon will be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who will execute all documents required and will do all acts that may be reasonably necessary to secure such rights, including the execution of such documents necessary to enable Inovalon effectively to bring suit to enforce such rights.
Inovalon’s obligation to indemnify, hold harmless, exonerate or advance Expenses hereunder to Indemnitee who is or was serving at the request of Inovalon as a director, officer, trustee, partner, managing member, fiduciary, employee or agent of any other enterprise will be reduced by any amount Indemnitee has actually received as indemnification, hold harmless or exoneration payments or advancement of expenses from such enterprise.  Notwithstanding any other provision of this Agreement to the contrary, (i) Indemnitee will have no obligation to reduce, offset, allocate, pursue or apportion any indemnification, hold harmless, exoneration, advancement, contribution or insurance coverage among multiple parties possessing such duties to Indemnitee prior to Inovalon’s satisfaction and performance of all its obligations under this Agreement, and (ii) Inovalon will

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perform fully its obligations under this Agreement without regard to whether Indemnitee holds, may pursue or has pursued any indemnification, advancement, hold harmless, exoneration, contribution or insurance coverage rights against any person or entity other than Inovalon.

11.    CONTRIBUTION.
To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to the Indemnitee, Inovalon, in lieu of indemnifying the Indemnitee, will contribute to Indemnitee’s Expenses in connection with any claim relating to any Proceeding, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such proceeding in order to reflect:

(a)	the relative benefits received by Inovalon and Indemnitee as a result of the events and transactions giving rise to such Proceeding; and

(b)	the relative fault of Indemnitee and Inovalon (and its other directors, officers, employees and agents) in connection with the circumstances, events or transactions that gave rise to the Proceeding.
12.    NON-EXCLUSIVITY AND SURVIVAL OF RIGHTS.

(a)
All agreements and obligations of Inovalon contained in this Agreement will continue during the period Indemnitee is a director, officer, employee or other agent of Inovalon (or is or was serving at the request of Inovalon as a director, officer, employee or other agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise) and will continue thereafter so long as Indemnitee will be subject to any possible Proceeding. The benefits hereunder will inure to the benefit of the heirs, executors and administrators and assigns of Indemnitee. The rights conferred on Indemnitee by this Agreement will not be exclusive of any other right Indemnitee may have or hereafter acquire under any statute, provision of the Certificate or Bylaws, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in Indemnitee’s official capacity and as to action in another capacity while holding office.

(b)
The obligations and duties of Inovalon to Indemnitee under this Agreement will be binding on Inovalon and its successors and assigns until terminated in accordance with its terms. Inovalon will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to Inovalon or to all or substantially all of the business or assets of Inovalon, expressly to assume and agree to perform this Agreement and to indemnify Indemnitee to the fullest extent permitted by law.

(c)
No amendment, alteration or repeal of this Agreement or of any provision hereof will limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by Indemnitee prior to such amendment, alteration or repeal. To the extent that a change in the Code, whether by statute or judicial decision, permits greater indemnification or advancement of Expenses than would be afforded currently under the Certificate, Bylaws and this Agreement, it is the intent of the parties hereto that Indemnitee will enjoy by this Agreement the greater benefits so afforded by such change. No right or remedy conferred in this Agreement is intended to be exclusive of any other right or remedy, and

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every other right and remedy will be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, by Indemnitee will not prevent the concurrent assertion or employment of any other right or remedy by Indemnitee.
13.    SEVERABILITY.
Each of the provisions of this Agreement is a separate and distinct agreement and independent of the others, so that if any provision is held to be invalid for any reason, such invalidity or unenforceability will not affect the validity or enforceability of the other provisions. Furthermore, if this Agreement is invalidated in its entirety on any ground, then Inovalon nevertheless will indemnify Indemnitee to the fullest extent provided by the Certificate, Bylaws, the Code or any other applicable law.
14.    GOVERNING LAW.
This Agreement will be governed exclusively by and construed according to the laws of the State of Delaware, as applied to contracts between Delaware residents entered into and to be performed entirely within Delaware.
15.    AMENDMENT, MODIFICATION, WAIVER AND TERMINATION.
No amendment, modification, termination or cancellation of this Agreement will be effective unless signed in writing by both parties hereto; provided, however, that Inovalon will have the right to amend, modify, terminate or replace this Agreement if Inovalon amends, modifies, terminates or replaces its form of Indemnification Agreement for directors, officers, employees and other agents of Inovalon; provided, further, that such amended or modified agreement or such new agreement does not diminish in any material respect the rights of Indemnitee hereunder. No waiver of any of the provisions of this Agreement will be deemed or will constitute a waiver of any other provision hereof (whether or not similar) nor will such waiver constitute a continuing waiver.
16.    ENTIRE AGREEMENT.
This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings and negotiations, written and oral, between the parties with respect to the subject matter of this Agreement; provided, however, that this Agreement is a supplement to and in furtherance of the Certificate, Bylaws, the Code and any other applicable law, and will not be deemed a substitute therefore, nor to diminish or abrogate any rights of Indemnitee thereunder.
17.    MONETARY DAMAGES INSUFFICIENT / SPECIFIC PERFORMANCE.
The parties agree that a monetary remedy for breach of this Agreement may be inadequate, impracticable, and difficult to prove and that such breach may cause Indemnitee irreparable harm.  Indemnitee may therefore enforce this Agreement by seeking injunctive relief and specific performance, without any necessity of showing actual damage or irreparable harm (since actual and irreparable harm will result if Inovalon does not specifically perform its obligations under

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this Agreement). Seeking injunctive relief or specific performance does not be preclude Indemnitee from seeking or obtaining any other relief to which Indemnitee may be entitled.  Indemnitee is entitled to specific performance and injunctive relief, including temporary restraining orders, preliminary injunctions and permanent injunctions, without the necessity of posting bonds or other undertakings in connection therewith.  Inovalon acknowledges that in the absence of a waiver, a bond or undertaking may be required of Indemnitee by the applicable court, and Inovalon hereby waives any such requirement of a bond or undertaking.
18.    DETERMINATION OF GOOD FAITH/SAFE HARBOR.
For purposes of any determination of “good faith,” to the extent permitted under the Code, Indemnitee will be presumed to have acted in good faith if Indemnitee's action is based on reliance on the records or books of account of Inovalon and its affiliates, including financial statements, or on information supplied to Indemnitee by the officers of Inovalon or its affiliates in the course of their duties, or on the advice of legal counsel for Inovalon or its affiliates or for the Board or counsel selected by any committee of the Board or on information or records given or reports made to Inovalon or its affiliates by an independent certified public accountant or by an appraiser, investment banker, compensation consultant, or other expert selected with reasonable care by Inovalon or its affiliates or by the Board or any committee of the Board.   The provisions of this Section will not be deemed to be exclusive or to limit in any way the other circumstances in which Indemnitee may be deemed to have met the applicable standard of conduct.  Whether or not the foregoing provisions of this Section are satisfied, it will in any event be presumed that Indemnitee has at all times acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of Inovalon.
19.    INTERPRETATION OF AGREEMENT.
It is understood that the parties hereto intend this Agreement to be interpreted and enforced so as to provide indemnification to Indemnitee to the fullest extent now or hereafter permitted by law.
20.    IDENTICAL COUNTERPARTS.
This Agreement may be executed in one or more counterparts, each of which will be deemed for all purposes to be an original but all of which together will constitute this Agreement.
21.    HEADINGS.
The headings of the Sections of this Agreement are inserted for convenience only and are not part of this Agreement or intended to affect the interpretation of this Agreement.
22.    NOTICES.
All notices, demands, and other communications required or permitted under this Agreement will be made in writing and will be deemed duly given if delivered by hand, against receipt, or mailed, postage prepaid, certified or registered mail, return receipt requested, and addressed to the parties at the Notice Addresses set forth on the signature page at the end of this Agreement.

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Notice of change of address will be effective only when done in accordance with this Section. All notices complying with this Section will be deemed received on the date of delivery or on the third business day after proper mailing.

[Signatures on Next Page]

Indemnification Agreement
January 1, 2018

Signed and delivered by the parties as of January 1, 2018:

INOVALON HOLDINGS, INC.
“Inovalon”

By:    /s/ Keith R. Dunleavy, M.D.
Printed Name: Keith R. Dunleavy, M.D.
Title: Chief Executive Officer

Notice Address:
4321 Collington Road
Bowie, Maryland 20716
Attn: Legal & Compliance Department
Tel: 301-809-4000
Email: legal@inovalon.com

INDEMNITEE:

By:    /s/ June D. Duchesne
Printed Name:    June D. Duchesne

Notice Address:
[ADDRESS]
[ADDRESS]
Office Phone:
E-mail: